Exhibit 24.2

POWER OF ATTORNEY

I, Jeffrey S. White, the undersigned director of Amedica Corporation (the “Company”), do hereby severally constitute and appoint Eric K. Olson, Jay M. Moyes and Kevin Ontiveros, and each of them singly, as my true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our names and on our behalf in my capacity as a director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 (File No. 333-192232), with all exhibits thereto and other documents in connection therewith, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, such Registration Statement and any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) thereto and I do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney shall be effective as of the signature date set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorneys-in-fact and agents, or any of them.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

/s/ Jeffrey S. White	Director	January 28, 2014
Jeffrey S. White